UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

Miller Petroleum, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Baker Highway, Huntsville, Tennessee	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 663-9457

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, the Registrant is party to a breach of contract action in the United States District Court for the Southern District of New York and a concurrent arbitration proceeding in Tennessee (collectively, the “Litigation”) in connection with the joint venture operating agreement and stock purchase agreement with Wind City Oil & Gas, LLC (“Wind City”) pursuant to which the Registrant and Wind City formed Wind Mill Oil and Gas, LLC (“Wind Mill”) for the purpose of jointly exploring, drilling and developing certain oil and gas wells in Tennessee and Texas and Wind City purchased 2,900,000 unregistered shares of the Registrant’s common stock (the “Shares”).

On May 22, 2007, the Registrant, Wind City and Wind Mill executed and delivered an agreement pursuant to which:

•
On or before June 30, 2007, the Registrant will pay to Wind Mill an amount equal to $8 million in exchange for the (i) repurchase of the Shares by the Registrant, and (ii) re-acquisition by the Registrant of all leases previously assigned to Wind Mill by the Registrant, all wells associated with such leases, all pipeline rights and rights of way, all contract rights, and all other equipment, property or rights of any kind associated with such assets.

•
Upon payment of the $8 million, Wind Mill and Wind City will execute assignments and bills of sale effectuating the conveyances described above and the Registrant will no longer be a member of Wind Mill.

•
Effective as of May 22, 2007, the parties have agreed that all matters in respect of the Litigation are stayed. Effective upon the date of payment of the $8 million, Wind Mill, Wind City and the Registrant will jointly dismiss their respective claims in respect of the Litigation both in the federal district court action and the arbitration proceeding and all parties will release each other from any and all claims or causes of action.

•	In the event the above-described payment is not made by the Registrant on or before June 30, 2007, the agreement will be terminated without prejudice.

Item 3.02. Unregistered Sales of Equity Securities.

On April 30, 2007, the Registrant entered into a Consulting Agreement with Consoleum, LLC pursuant to which the Registrant agreed to grant Consoleum warrants to purchase five million shares of the Registrant’s common stock at an exercise price of $0.21 per share, exercisable for a period of five years from the date of grant. The grant is conditioned upon Consoleum arranging for the unwinding of the joint venture among the Registrant, Wind Mill and Wind City and settlement of all claims in respect of the Litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC. (Registrant)

Date: May 29, 2007	By:	/s/ Deloy Miller
Deloy Miller
Chief Executive Officer